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                        EXHIBIT 8.        CONSENT OF ERNST & YOUNG LLP












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               Exhibit 8 -- CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1997, with respect to Separate Account A and dated February 12, 1996 (except for Note 10, as to which the date is August 13, 1996), with respect to Golden American Life Insurance Company in Post-Effective Amendment No. 20 to the Registration Statement (Form S-6 No. 33-23458) and related Prospectus of Separate Account A.



                                                      /s/ ERNST & YOUNG LLP


Des Moines, Iowa
February 5, 1997